SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549-1004

                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF

                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): July 6, 2004

                          MIRAVANT MEDICAL TECHNOLOGIES

             (Exact name of Registrant as specified in its charter)

   Delaware                               0-2554                 77-0222872
(State or other jurisdiction of     (Commission File Number)    I.R.S. Employer
incorporation or organization)                            Identification Number)



                                336 Bollay Drive
                             Santa Barbara, CA 93117

                    (Address of principal executive offices)

                                 (805) 685-9880

              (Registrant's telephone number, including area code)


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ITEM 5.  Other Events

On July 6, 2004, Miravant Medical Technologies (the "Company") announced a Collaboration Agreement and a Securities Purchase Agreement Guidant Corporation, a world leader in the treatment of cardiac and vascular disease. Guidant agreed to provide up to $7 million capital in support of Miravant's PhotoPoint cardiovascular programs, including an upfront payment of $3 million and additional staged investments based on the achievement of certain milestones through Phase I clinical trials. The development programs include regional treatments for atherosclerosis and atherosclerotic vulnerable plaque.

Pursuant to the Securities Purchase Agreement, on July 6, 2004 the Company issued 1,112,966 shares of a newly created Series A Preferred Stock (the "Series A Preferred"). The shares of Series A Preferred are convertible, initially at a one-for-one ratio based on the purchase price of $2.70 per share, into shares of the Company's common stock. The Company also granted Guidant registration rights with respect to the shares of common stock into which the Series A Preferred Stock are convertible.

The foregoing descriptions of the above transactions and agreements do not purport to be complete and are qualified in their entirety by reference to the actual agreements, which will be filed as exhibits to the Company's next Quarterly Report on Form 10-Q.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

                  Exhibit Number                              Exhibit

               Exhibit 99.1 Joint Press Release issued by the Company and ACS/Guidant dated July 6, 2004.


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                                                               SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act or 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  Miravant Medical Technologies
                                                  (Registrant)

Date:  July 7, 2004

                                                   By:  /s/ John M. Philpott
                                                   -------------------------
                                                 Name:    John M. Philpott
                                                 Title:  Chief Financial Officer


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                                                             Exhibit Index

                  Exhibit Number                              Exhibit

          Exhibit 99.1 Joint Press Release issued by the Company and ACS/Guidant dated July 6, 2004.